SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                   FORM 8-K/A

                      ------------------------------------


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 1996
                                                 ------------------


                                ZYGO CORPORATION
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


       DELAWARE                        0-12944             06-0864500
----------------------------         -----------          -------------
State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)              File Number)        Identification No.)


LAUREL BROOK ROAD, MIDDLEFIELD, CONNECTICUT                   06455
-------------------------------------------                 ---------
 (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code: (860) 347-8506
                                                           --------------


                                 Not Applicable
                  ---------------------------------------------
         (Former name or former address, if changed since last report)

This Form 8-K/A amends the Form 8-K filed with the Commission on September 27, 1996 relating to the acquisition by Zygo Corporation of NexStar Automation, Inc. This Form 8-K/A contains the information referred to in Item 7 of the Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   A. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     1. Consolidated Financial Statements of NexStar as of December 31, 1995 and 1994 and for the three years ended December 31, 1995, 1994 and 1993.

        o  Report of Independent Auditors.

        o Consolidated Balance Sheets as of December 31, 1995 and 1994.

        o Consolidated Statements of Operations for the years ended December 31, 1995, 1994 and 1993.

        o Consolidated Statement of Stockholders' Equity for the years ended December 31, 1995, 1994 and 1993.

        o Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993.

        o  Notes to Consolidated Financial Statements.

     2. Interim Consolidated Financial Statements of NexStar as of June 30, 1996 and for the six-month periods ended June 30, 1996 and 1995.

        o  Consolidated Balance Sheet as of June 30, 1996.

        o Consolidated Statements of Operations for the six months ended June 30, 1996 and 1995.

        o Consolidated Statement of Stockholders' Equity for the six months ended June 30, 1996.

        o Consolidated Statements of Cash Flows for the six-months ended June 30, 1996 and 1995.

        o  Notes to Interim Consolidated Financial Statements.

  B. PRO FORMA FINANCIAL INFORMATION.

     1. Pro Forma Consolidated Financial Statements as of June 30, 1996 and for the year ended June 30, 1996.

        o  Consolidated Balance Sheets as of June 30, 1996.

        o  Consolidated Statements of Income for the year ended June 30, 1996.

        o  Notes to Consolidated Financial Statements.

  C. EXHIBITS.

     2. The Acquisition Agreement by and among Zygo Corporation, NX Acquisition Corp. and NexStar Automation, Inc.*

     23.  Consent of Ehrhardt Keefe Steiner & Hottman PC.

     99.1 Press Release issued by NexStar Automation, Inc.
          dated September 12, 1996.*

     99.2 Press Release issued by the Company and NexStar
          Automation, Inc. dated September 13, 1996.*

--------------
* Previously filed as part of Form 8-K dated September 12, 1996, filed on September 27, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ZYGO CORPORATION


Date: November 14, 1996            By  /S/ GARY K. WILLIS
                                       ---------------------------------
                                       Gary K. Willis
                                       President and Chief Executive Officer

                                ZYGO CORPORATION

                          INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
NEXSTAR AUTOMATION, INC.

Independent Auditors' Report................................................F-2

Financial Statements:

     Consolidated Balance Sheets............................................F-3

     Consolidated Statements of Operations..................................F-4

     Consolidated Statement of Stockholders' Equity.........................F-5

     Consolidated Statements of Cash Flows..................................F-6

     Notes to Consolidated Financial Statements.............................F-7

Interim Financial Statements:

     Consolidated Balance Sheet.............................................F-14

     Consolidated Statements of Operations..................................F-15

     Consolidated Statement of Stockholders' Equity.........................F-16

     Consolidated Statements of Cash Flows..................................F-17

     Notes to Interim Financial Statements..................................F-18


ZYGO CORPORATION/NEXSTAR AUTOMATION, INC.

Pro Forma Consolidated Financial Statements:

     Pro Forma Consolidated Financial Information ..........................F-23

     Consolidated Balance Sheets............................................F-25

     Consolidated Statements of Income......................................F-26

     Notes to Consolidated Financial Statements.............................F-27

                          INDEPENDENT AUDITORS' REPORT


To The Board of Directors and Stockholders
NexStar Automation, Inc. and Subsidiary
Longmont, CO

We have audited the consolidated balance sheets of NexStar Automation, Inc. and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NexStar Automation, Inc. and Subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


                                            Ehrhardt Keefe Steiner & Hottman PC

June 13, 1996
Denver, Colorado

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                                                                        December 31,
                                                                           -----------------------------------
                                                                                 1994                1995
                                                                           ---------------     ---------------

                                     ASSETS
Current assets
    Cash and cash equivalents (Note 6)                                     $       111,827     $      429,039
    Contract receivables                                                           107,092             67,359
    Revenue in excess of billings                                                   53,379             79,250
    Note receivable - current portion (Note 4)                                          -              13,123
    Inventory                                                                           -              19,165
    Prepaid engineering costs                                                           -              57,674
    Prepaids and other                                                              12,837             21,834
                                                                           ---------------     --------------
                         Total current assets                                      285,135            687,444
                                                                           ---------------     --------------
Property and equipment                                                              53,760            121,789
    Less accumulated depreciation                                                   (6,837)           (24,566)
                                                                           ---------------     --------------
                                                                                    46,923             97,223
                                                                           ---------------     --------------
Other assets
    Note receivable (Note 4)                                                            -              56,877
    Deferred offering costs                                                             -              26,629
    Deposits                                                                         2,795              2,333
    Organizational costs, net of amortization of $2,256 (1994), $3,384
     (1995), and $3,666 (1996)                                                       3,385              2,257
                                                                           ---------------     --------------
                         Total other assets                                          6,180             88,096
                                                                           ---------------     --------------
Total assets                                                               $       338,238     $      872,763
                                                                           ===============     ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable                                                       $       148,241     $      350,363
    Line-of-credit (Note 5)                                                         52,700                 -
    Notes payable (Note 5)                                                          35,000             12,000
    Accrued payroll and payroll taxes                                               25,584             38,753
    Deferred tax liability                                                              -              11,265
    Other accrued expenses                                                             794              6,189
    Loss contingency                                                                    -                  -
    Deferred contract revenue                                                           -                  -
                                                                           ---------------     --------------
                         Total current liabilities                                 262,319            418,570
                                                                           ---------------     --------------
Commitments (Note 6)

Stockholders' equity
    Common stock, no par value, 100,000,000 shares authorized,
     4,847,001 (1994) and 5,171,618 (1995 and 1996) issued and
     outstanding                                                                   334,688            630,779
    Retained deficit                                                              (258,769)          (176,586)
                                                                           ---------------     --------------
                         Total stockholders' equity                                 75,919            454,193
                                                                           ---------------     --------------
Total liabilities and stockholders' equity                                 $       338,238     $      872,763
                                                                           ===============     ==============


                 See notes to consolidated financial statements.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                             Years Ended December 31,
                                              --------------------------------------------------
                                                    1993             1994              1995
                                              ---------------   ---------------   ---------------

Sales
   Automation projects revenue (Note 9)        $      225,137     $     735,445    $    2,625,930
   Consulting revenue                                 119,190                -                 -
                                               --------------     -------------    --------------
      Total revenue                                   344,327           735,445         2,625,930

Cost of automation projects                          (115,437)         (437,377)       (1,684,603)
                                               --------------     -------------    --------------

      Gross profit                                    228,890           298,068           941,327

Selling, general and administrative expenses
   Salaries                                           121,606           190,556           449,675
   Professional fees                                  306,950            31,295            40,652
   Rent                                                14,472            27,610            91,069
   Travel                                              15,973            18,526            47,726
   Utilities                                           13,443            15,438            28,238
   Research and development                                -              4,946            67,634
   Marketing                                               -              3,641            18,792
   Depreciation and amortization                        2,909             6,299            18,857
   Other                                                6,523            20,207            80,351
                                               --------------    --------------    --------------
                                                      481,876           318,518           842,994
                                               --------------    --------------    --------------

Earnings (loss) income before income taxes
  and extraordinary item                             (252,986)          (20,450)           98,333

Income tax (expense)\benefit                           (7,000)            3,584           (16,150)
                                               --------------     -------------    --------------
(Loss) income before extraordinary item              (259,986)          (16,866)           82,183

Extraordinary item - gain on extinguishment
  of debt - net of income tax of $3,969
  (Note 8)                                                 -             18,083                -
                                               --------------     -------------    --------------
Net income (loss)                              $     (259,986)    $       1,217    $       82,183
                                               ==============     =============    ==============
Net (loss) income per share of common stock
  before extraordinary item                    $         (.15)    $         ***    $          .02
                                               ==============     =============    ==============
Net income per share of common stock on
  extraordinary item                           $           -      $         ***    $           -
                                               ==============     =============    ==============
Net income per common share                    $         (.15)    $         ***    $          .02
                                               ==============     =============    ==============
Weighted common shares outstanding                  1,782,729         4,039,801         5,289,215
                                               ==============     =============    ==============

***     Less than .01 per share.

                 See notes to consolidated financial statements.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                         Common Stock                Additional       Retained
                                               --------------------------------       Paid-in         Earnings
                                                   Shares            Amount           Capital         (Deficit)           Total
                                               --------------    --------------    --------------   --------------   --------------
Balances at December 31, 1992                              -     $           -     $           -    $           -    $           -

Common stock issued for property and
 debt                                                 326,302               326             3,753               -             4,079

Common stock issued for cash                        1,673,698             1,674            19,247               -            20,921

Net loss                                                   -                 -                 -         (259,986)         (259,986)
                                               --------------    --------------    --------------   --------------   --------------

Balance at December 31, 1993                        2,000,000             2,000            23,000        (259,986)         (234,986)

Recapitalization and issuance of stock
 for assets in reverse acquisition
 (including 237,560 shares issued for
 finders fee) (Note 1)                              2,847,001           332,688           (23,000)             -            309,688

Net income                                                 -                 -                 -            1,217             1,217
                                               --------------     -------------    --------------   -------------    --------------

Balance at December 31, 1994                        4,847,001           334,688                -         (258,769)           75,919

Stock issued for services, valued at
 $.46 (Note 3)                                         54,617            25,000                -               -             25,000

Stock issued in conjunction with
 private placement (net of offering
 costs) (Note 10)                                     250,000           256,171                -               -            256,171

Exercise of stock options for cash
 (Note 10)                                             20,000            14,920                -               -             14,920

Net income                                                 -                 -                 -           82,183            82,183
                                               --------------     -------------    --------------   -------------    --------------

Balance at December 31, 1995                        5,171,618           630,779                -         (176,586)          454,193

                                               ==============    ==============    ==============   ==============   ==============

                 See notes to consolidated financial statements.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             Years Ended December 31,
                                              --------------------------------------------------
                                                    1993              1994             1995
                                              ---------------   ---------------   --------------

Cash flows from operating activities
   Net income (loss)                            $    (259,986)    $       1,217    $      82,183
                                                -------------     -------------    -------------
   Adjustments to reconcile net income to
     net cash provided used by operating
     activities -
      Depreciation and amortization                     2,909             6,313           18,857
      Common stock issued for services                     -                 -            25,000
      Gain on extinguishment of debt                       -            (18,083)              -
      Changes in assets and liabilities -
         Loss contingency
         Contract receivables                         (47,207)          (59,885)          39,733
         Revenue in excess of billings                     -            (53,379)         (25,871)
         Inventory                                         -                 -           (76,839)
         Prepaids and other                                -            (12,837)          (8,997)
         Accounts payable                             129,713            88,586          202,122
         Accrued liabilities                           61,002             9,399           18,564
         Deferred contract revenue                     47,891           (47,891)              -
         Deferred tax liability                            -                 -            11,265
                                                -------------     -------------    -------------
                                                      194,308           (87,777)         203,834
                                                -------------     -------------    -------------
             Net cash (used in) provided by
              operating activities                    (65,678)          (86,560)         286,017
                                                -------------     -------------    -------------
Cash flows from investing activities
   Purchase of property and equipment                 (13,586)          (41,903)         (68,029)
   Proceeds from sale of fixed assets                      -              2,053               -
   Deposits                                            (4,809)              249              462
   Note receivable                                         -                 -           (70,000)
                                                -------------     -------------    -------------
             Net cash (used in) investing
              activities                              (18,395)          (39,601)        (137,567)
                                                -------------     -------------    -------------
Cash flows from financing activities
   Borrowing (payment) on line-of-credit                   -             52,700          (52,700)
   Proceeds from notes payable                         68,035           237,974               -
   Net proceeds from private placement                     -                 -           256,171
   Cash received upon exercise of stock
    options                                                -                 -            14,920
   Deferred offering costs                                 -                 -           (26,629)
   Proceeds from reverse acquisition                   20,920             3,679               -
   Payment on long-term debt                               -            (61,247)         (23,000)
                                                -------------     -------------    -------------
             Net cash provided by financing
              activities                               88,955           233,106          168,762
                                                -------------     -------------    -------------
Net increase (decrease) in cash and cash
  equivalents                                           4,882           106,945          317,212

Cash and cash equivalents at beginning of
   period                                                  -              4,882          111,827
                                                -------------     -------------    -------------
Cash and cash equivalents at end of period      $       4,882     $     111,827    $     429,039
                                                =============     =============    =============

Supplemental schedule of non-cash investing and financing activities
        Cash paid during the year for income taxes of $14,100 (1995) and $5,400 (1994)
        Issuance of stock in exchange for elimination of debt in conjunction with reverse acquisition of $311,009 (1994)
        Equipment and organization costs donated by stockholder was $4,080 (1993).

                 See notes to consolidated financial statements.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company is engaged in the business of designing, assembling, customizing, installing and supporting production automation systems, which typically incorporate customized robotics. The Company's focus is directed toward the data storage, medical/pharmaceutical and food processing industries. The Company commenced operations on January 4, 1993.

In April of 1994, FBA Ventures Ltd. ("FBA") acquired all the issued and outstanding common shares of NexStar Corporation ("NexStar") in exchange for 2,700,000 shares of common stock of FBA, of which 2,525,000 shares held in escrow. For financial reporting purposes, the business combination was accounted for as an additional capitalization of the Company (a reverse acquisition with NexStar as the acquirer). NexStar is considered the surviving entity. The historical financial statements prior to the merger are those of NexStar. The stockholders of NexStar received 2,700,000 shares of FBA stock for an approximate 58% interest in the new combined entity. FBA's only assets consisted of cash and funds advanced to NexStar.

ESCROW AGREEMENT

According to the purchase agreement, 2,525,000 shares of FBA common stock are to be placed in escrow with the Escrow Agent for the Shareholder. In September of 1994, 224,015 shares were released leaving 2,300,985 escrow shares as of December 31, 1994. The shareholders may exercise all voting rights of these shares with certain restrictions. Under the escrow agreement, the shares may be released annually, on a pro rata basis based on the Company's cumulative cash flow. In the event that any escrow shares are not released from escrow before December 31, 2004, those escrow shares are to be canceled. The escrow shares are presented as outstanding in these financial statements as management believes they will all be released from escrow.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRINCIPLES OF CONSOLIDATION

The 1995 consolidated financial statements include the accounts of NexStar Automation, Inc. and Subsidiary, a Canadian corporation and its wholly owned subsidiary NexStar Corporation (a Colorado corporation). All significant intercompany balances and transactions have been eliminated in consolidation.

RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The differences between generally accepted accounting principles used in Canada (Canadian GAAP) and the United States (U.S. GAAP) do not significantly impact the financial statements of the Company for all periods presented. All amounts are expressed in United States dollars.

INVENTORY

Inventory is stated at the lower of cost or market and primarily consists of purchased raw materials and work in process. Cost is determined using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Replacements, renewals and improvements are capitalized and costs for repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of five years.

ORGANIZATION COSTS

Organization costs are all business start-up costs incurred by the Company. These costs have been capitalized and are being amortized over a five-year period.

DEFERRED OFFERING COSTS

Deferred offering costs represent costs incurred in connection with the Company's proposed public offering in the United States. Deferred offering costs will be offset against net proceeds, if successful, or expensed in operations if the offering is unsuccessful.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenue from automation projects is accounted for under the percentage-of-completion method, using labor costs incurred to date in relation to estimated total labor costs of the contracts to measure the stage of completion. The cumulative effects of revisions of estimated total contract costs and revenues are recorded in the period in which the facts requiring the revision become known. When a loss is anticipated on a contract, the full amount thereof is provided currently. The differences between amounts billed and revenue recognized is shown as revenue in excess of billings and deferred revenue on the accompanying balance sheets.

Totals of revenue earned billings on uncompleted contracts are as follows:

                                                    December 31,
                                          ---------------------------------
                                               1994               1995
                                          --------------    ---------------
    Revenue recognized to date            $      150,250    $     1,592,565
    Billings to date                             (96,871)        (1,513,315)
                                          --------------    ---------------
    Revenue in excess of billings         $       53,379    $        79,250
                                          ==============    ===============

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid cash investments with original maturity dates of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company occasionally has deposits in financial institutions which exceed the federally insured limits as of December 31, 1995. This amount exceeded the limits by approximately $307,000. The Company reduced its credit risk with respect to receivables by requiring deposits before production begins and continually monitors the industries and its customers before granting credit.

RESEARCH AND DEVELOPMENT

Research and development costs for new products are charged to expense as incurred.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

Certain accounts in the December 31, 1994 and 1995 financial statements have been reclassified to conform with the current period presentation.

INCOME TAXES

The Company accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109") (Note 6).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - RELATED PARTY TRANSACTIONS

In March of 1995, the Company issued 54,617 shares of its common stock to the President of the Company as compensation for guarantying the line-of-credit. The shares were valued at $.46 per share, the fair market value of the stock on the date of issue.

NOTE 3 - NOTE RECEIVABLE

At December 31, 1995, the Company received a note receivable totaling $70,000. The note is payable in quarterly installments of $4,107, commencing February 1996 through November 2000. The note bears interest at 7% and is without collateral. Future maturities of this note are as follows:

          Year Ending December 31,
          ------------------------
                 1996                       $  13,123
                 1997                          12,775
                 1998                          13,693
                 1999                          14,677
                 2000                          15,732
                                            ---------
                                            $  70,000
                                            =========

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 4 - NOTES PAYABLE AND LINE-OF-CREDIT

Notes payable consist of the following:

                                                                     December 31,
                                                          ---------------------------------
                                                               1995              1994
                                                          --------------    ---------------

Unsecured notes payable to individuals due on demand.     $       12,000    $        35,000
                                                          ==============    ===============


NOTE 5 - COMMITMENTS AND CONTINGENCIES

In February 1995, the Company entered into a lease agreement for its office and manufacturing facilities. Under the terms of the lease, the Company is obligated to make monthly payments of $8,166 through termination of the lease on April 1, 1997. Amounts due after December 31, 1995 are as follows:

         1996                         $      97,992
         1997                                24,498
                                      -------------

         Total                        $     122,490
                                      =============

Rental expense for the years ended December 31, 1995 and 1994 was approximately $91,000 and $28,000, respectively.

In fiscal 1994, the Company entered into $65,000 line-of-credit agreement with a bank. During 1995, the line-of-credit was renewed to provide up to $150,000 of borrowings and matures January 31, 1996. Total outstanding borrowings on the line-of-credit were $0 and $52,700 at December 31, 1995 and 1994, respectively. The line is collateralized by the Company's savings account and guaranteed by the Company's President. The line accrues interest at 7%.

NOTE 6 - INCOME TAXES

Effective for the year ended December 31, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (SFAS 109) which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the difference is expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 6 - INCOME TAXES (CONTINUED)

The components of the provision for income taxes are as follows:

                                                                 December 31,
                                             --------------------------------------------------
                                                  1993             1994              1995
                                             ---------------  ---------------   ---------------

        Current tax provision
            Federal                            $          -     $       3,200     $      (4,500)
            State                                         -               384              (380)
                                               -------------    -------------     -------------
                                                          -             3,584            (4,880)
        Deferred tax expense
            Federal                                   (5,250)              -            (10,370)
            State                                     (1,750)              -               (900)
                                               -------------    -------------     -------------
                                                      (7,000)              -            (11,270)
                                               -------------    -------------     -------------
                                               $      (7,000)   $       3,584     $     (16,150)
                                               =============    =============     =============

The principal temporary differences that result in the deferred tax liability are depreciation for tax purposes in excess of depreciation for financial reporting purposes as well as other items being amortized for financial reporting purposes which are currently deductible for tax purposes.

NOTE 7 - GAIN ON EXTINGUISHMENT OF DEBT

During the year ended December 31, 1994, the Company settled outstanding legal bills totaling $41,052 for $19,000 resulting in an extraordinary gain of $22,052.

NOTE 8 - MAJOR CUSTOMERS

For the year ended December 31, 1995, 1994, and 1993, approximately 98%, 54%, and 78% of the Company's sales were to three customers, respectively.

NOTE 9 - STOCKHOLDERS' EQUITY

In August of 1995, the Company completed a private placement for 250,000 shares of the Company's common stock for proceeds of approximately $256,000 net of approximately $3,000 of offering costs.

Also during 1995, an option to purchase 20,000 shares of the Company's common stock at the price of $1.00 (CN$) was exercised.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

NOTE 9 - STOCKHOLDERS' EQUITY (CONTINUED)

The Company has granted the following options and warrants to purchase common stock as of December 31, 1995:

         Number of            Exercise             Expiration
         Options               Price                  Date
        ---------            ---------             ----------
                               (CN$)
          35,000             $     .77               1997
          95,000             $    1.10               1998
         115,000             $    1.00               1998
          25,000             $    1.00               1999
           7,000             $     .77               2000
          20,000             $    1.92               2000
          80,000             $    2.20               2000
        --------
         377,000
        ========

       Number of
       Warrants
       --------

         250,000             $    1.40              1996
       =========

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1996
                                   (UNAUDITED)

                                     ASSETS

Current assets
    Cash and cash equivalents                                       $   504,287
    Contract receivables                                                283,152
    Note receivable -- current portion                                   12,340
    Inventory                                                            18,703
    Prepaid engineering costs                                            43,036
    Cost in excess of billing                                           252,337
    Prepaids and other                                                   18,411
                                                                    -----------
                         Total current assets                         1,132,266
                                                                    -----------
Property and equipment                                                  198,430
    Less accumulated depreciation                                       (40,493)
                                                                    -----------
                                                                        157,937
                                                                    -----------
Other assets
    Note receivable                                                      50,601
    Deferred offering costs                                             101,493
    Deposits                                                              2,333
    Organizational costs, net of amortization of $3,666                   1,693
                                                                    -----------
                         Total other assets                             156,120
                                                                    -----------
Total assets                                                        $ 1,446,323
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Accounts payable                                                $   816,564
    Notes payable (Note 5)                                               12,000
    Deferred tax liability                                                 --
    Other accrued expenses                                               77,354
                                                                    -----------
                         Total current liabilities                      905,918
                                                                    -----------
Commitments (Note 6)

Stockholders' equity
    Common stock, no par value, 100,000,000 shares
      authorized, 5,206,618 issued and outstanding                      650,313
    Retained deficit                                                   (109,908)
                                                                    -----------
                         Total stockholders' equity                     540,405
                                                                    -----------
Total liabilities and stockholders' equity                          $ 1,446,323
                                                                    ===========

                 See notes to consolidated financial statements.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                            Six Months
                                                          Ended June 30,
                                                  -----------------------------
                                                      1995              1996
                                                  -----------       -----------
                                                           (Unaudited)
Sales
   Automation projects revenue                    $ 1,037,952      $  2,598,247

Cost of automation projects                          (643,640)       (1,783,762)
                                                  -----------       -----------

      Gross profit                                    394,312           814,485

Operating expenses
   Salaries                                           226,022           320,574
   General and administrative                         149,885           399,108
                                                  -----------       -----------
                                                      375,907           719,682
                                                  -----------       -----------

Income before income taxes                             18,405            94,803

Income tax expense                                     (3,681)          (28,125)
                                                  -----------       -----------

Net income                                        $    14,724      $     66,678
                                                  ===========      ============

Net income per common share                       $       ***      $       .01
                                                  ===========      ===========

Weighted common shares outstanding                  4,847,001         5,189,118
                                                  ===========       ===========
----------
*** Less than .01 per share.


                 See notes to consolidated financial statements.

                                        NEXSTAR AUTOMATION, INCORPORATED
                                                 AND SUBSIDIARY

                                       STATEMENT OF STOCKHOLDERS' EQUITY
                                                  (UNAUDITED)

                                                Common Stock           Additional     Retained
                                         ------------------------       Paid-in       Earnings
                                           Shares         Amount        Capital       (Deficit)         Total
                                         ---------      ---------      --------      ----------       ---------
Balance at December 31, 1995             5,171,618      $ 630,779      $  --         $ (176,586)      $ 454,193

Exercise of stock options at
  $.77/share (unaudited)                    35,000         19,534         --               --            19,534

Net income (unaudited)                        --             --           --             66,678          66,678
                                         ---------      ---------      --------      ----------       ---------

Balance at (unaudited)                   5,206,618      $ 650,313      $  --         $ (109,908)      $ 540,405
                                         =========      =========      ========      ==========       =========

                                See notes to consolidated financial statements.

                               NEXSTAR AUTOMATION, INCORPORATED
                                        AND SUBSIDIARY

                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         (UNAUDITED)

                                                                             Six Months
                                                                           Ended June 30,
                                                                      -----------------------
                                                                         1995          1996
                                                                      ---------     ---------
                                                                             (Reviewed)
Cash flows from operating activities
  Net income (loss)                                                   $  14,724     $  66,678
                                                                      ---------     ---------
  Adjustments to reconcile net income to net cash
    provided used by operating activities --
     Depreciation and amortization                                        7,650        16,491
     Changes in assets and liabilities --
        Loss contingency                                                   --          31,000
        Contract receivables                                            (20,716)     (215,798)
        Revenue in excess of billings                                      --          79,250
        Inventory                                                          --          (8,799)
        Capitalized costs                                                  --         (50,966)
        Prepaids and other                                                3,864         3,422
        Accounts payable                                                 23,338       466,201
        Accrued liabilities                                              20,233         1,413
        Deferred contract revenue                                        85,528      (252,332)
        Deferred tax liability                                             --         (11,265)
                                                                      ---------     ---------
                                                                        119,897        58,617
                                                                      ---------     ---------
            Net cash (used in) provided by operating activities         134,621       125,295
                                                                      ---------     ---------

Cash flows from investing activities
  Purchase of property and equipment                                    (30,014)      (76,641)
  Proceeds from sale of fixed assets                                       --            --
  Deposits                                                                  562          --
  Note receivable                                                          --           7,060
                                                                      ---------     ---------
            Net cash (used in) investing activities                     (29,452)      (69,581)
                                                                      ---------     ---------

Cash flows from financing activities
  Cash received upon exercise of stock options                           25,000        19,534
  Payment on long-term debt                                             (23,000)         --
                                                                      ---------     ---------
            Net cash provided by financing activities                     2,000        19,534
                                                                      ---------     ---------

Net increase (decrease) in cash and cash equivalents                    107,169        75,248

Cash and cash equivalents at beginning of period                        111,827       429,039
                                                                      ---------     ---------

Cash and cash equivalents at end of period                            $ 218,996     $ 504,287
                                                                      =========     =========

                       See notes to consolidated financial statements.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- INTERIM  FINANCIAL STATEMENTS (UNAUDITED)

In the opinion of Nexstar Automation, Incorporated and Subsidiary (the "Company"), the accompanying unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of the Company at June 30, 1996 and the results of their operations and changes in cash flows for the six months ended June 30, 1996 and 1995. The results of operations for the six months ended June 30, 1996 and 1995 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company is engaged in the business of designing, assembling, customizing, installing and supporting production automation systems, which typically incorporate customized robotics. The Company's focus is directed toward the data storage, medical/pharmaceutical and food processing industries. The Company commenced operations on January 4, 1993.

In April of 1994, FBA Ventures Ltd. ("FBA") acquired all the issued and outstanding common shares of NexStar Corporation ("NexStar") in exchange for 2,700,000 shares of common stock of FBA, of which 2,525,000 shares held in escrow. For financial reporting purposes, the business combination was accounted for as an additional capitalization of the Company (a reverse acquisition with NexStar as the acquirer). NexStar is considered the surviving entity. The historical financial statements prior to the merger are those of NexStar. The stockholders of NexStar received 2,700,000 shares of FBA stock for an approximate 58% interest in the new combined entity. FBA's only assets consisted of cash and funds advanced to NexStar.

ESCROW AGREEMENT

According to the purchase agreement, 2,525,000 shares of FBA common stock are to be placed in escrow with the Escrow Agent for the Shareholder. In September of 1994, 224,015 shares were released leaving 2,300,985 escrow shares as of December 31, 1994. The shareholders may exercise all voting rights of these shares with certain restrictions. Under the escrow agreement, the shares may be released annually, on a prorata basis based on the Company's cumulative cash flow. In the event that any escrow shares are not released from escrow before December 31, 2004, those escrow shares are to be canceled. The escrow shares are presented as outstanding in these financial statements as management believes they will all be released from escrow.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES (CONTINUED)

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of NexStar Automation, Inc. and Subsidiary, a Canadian corporation and its wholly owned subsidiary NexStar Corporation (a Colorado corporation). All significant intercompany balances and transactions have been eliminated in consolidation.

RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY
ACCEPTED ACCOUNTING PRINCIPLES

The differences between generally accepted accounting principles used in Canada (Canadian GAAP) and the United States (U.S. GAAP) do not significantly impact the financial statements of the Company. All amounts are expressed in United States dollars.

INVENTORY

Inventory is stated at the lower of cost or market and primarily consists of purchased raw materials and work in process. Cost is determined using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Replacements, renewals and improvements are capitalized and costs for repairs and maintenance are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of five years.

ORGANIZATION COSTS

Organization costs are all business start-up costs incurred by the Company. These costs have been capitalized and are being amortized over a five-year period.

DEFERRED OFFERING COSTS

Deferred offering costs represent costs incurred in connection with the Company's proposed public offering in the United States. Deferred offering costs will be offset against net proceeds, if successful, or expensed in operations if the offering is unsuccessful.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 -- ORGANIZATION AND SUMMARY OF SIGNIFICANT
          ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Revenue from automation projects is accounted for under the percentage-of-completion method, using labor costs incurred to date in relation to estimated total labor costs of the contracts to measure the stage of completion. The cumulative effects of revisions of estimated total contract costs and revenues are recorded in the period in which the facts requiring the revision become known. When a loss is anticipated on a contract, the full amount thereof is provided currently. The differences between amounts billed and revenue recognized is shown as revenue in excess of billings and deferred revenue on the accompanying balance sheets.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid cash investments with original maturity dates of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The Company occasionally has deposits in financial institutions which exceed the federally insured limits as of June 30, 1996. This amount exceeded the limits by approximately $400,000. The Company reduced its credit risk with respect to receivables by requiring deposits before production begins and continually monitors the industries and its customers before granting credit.

RESEARCH AND DEVELOPMENT

Research and development costs for new products are charged to expense as incurred.

INCOME TAXES

The Company accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109") (Note 6).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 -- RELATED PARTY TRANSACTIONS

In March of 1995, the Company issued 54,617 shares of its common stock to the President of the Company as compensation for guarantying the line-of-credit. The shares were valued at $.46 per share, the fair market value of the stock on the date of issue.

NOTE 4 -- NOTE RECEIVABLE

At December 31, 1995, the Company received a note receivable totaling $70,000. The note is payable in quarterly installments of $4,107, commencing February 1996 through November 2000. The note bears interest at 7% and is without collateral. Future maturities of this note are as follows:


            Year Ending December 31,
            ------------------------
                    1996                         $ 13,123
                    1997                           12,775
                    1998                           13,693
                    1999                           14,677
                    2000                           15,732
                                                 --------

                                                 $ 70,000
                                                 ========

NOTE 5 -- NOTES PAYABLE AND LINE-OF-CREDIT

Notes payable consist of the following:

                                                                   June 30,
                                                                     1996
                                                                 -----------
                                                                 (Unaudited)

    Unsecured notes payable to individuals due on demand.         $ 12,000
                                                                  ========

                        NEXSTAR AUTOMATION, INCORPORATED
                                 AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 -- COMMITMENTS AND CONTINGENCIES

In February 1995, the Company entered into a lease agreement for its office and manufacturing facilities. Under the terms of the lease, the Company is obligated to make monthly payments of $8,166 through termination of the lease on April 1, 1997. Amounts due after June 30, 1996 are as follows:

                      1996                   $ 48,996
                      1997                     24,498
                                             --------

                      Total                  $ 73,494
                                             ========

The accompanying pro forma consolidated financial information is presented in U.S. dollars and has been prepared under U.S. accounting standards.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Effective as of August 8, 1996, Zygo completed its acquisition of Technical Instruments Company. Prior to the acquisition, Technical Instrument Company ("TIC") was engaged in two businesses: the proprietary products division which designs, develops, manufactures, markets, and sells microscopy systems and subsystems, or modules, and a distribution division which acts as a sales representative for other firms' products. In connection with the acquisition, the distribution division was spun off into a new company, Technical Instruments
- San Francisco, prior to the completion of the acquisition of the TIC stock by Zygo. The consideration given for the stock acquired was approximately $11,700,000 in cash and common stock of Zygo valued at $3,000,000. Zygo has accounted for the acquisition of TIC as a purchase under the U.S. generally accepted accounting principles ("GAAP").

Effective as of September 12, 1996, Zygo completed its acquisition of NexStar Automation, Inc. ("NexStar") in which Zygo exchanged 250,000 shares of its common stock for all of the issued and outstanding shares of NexStar.

The following pro forma consolidated balance sheets and consolidated statements of income (collectively, the "Pro Forma Financial Statements") were prepared by Zygo to illustrate the estimated effects of the business combination with TIC and of the business combination with NexStar which is accounted for as a pooling-of-interest under U.S. GAAP. The pro forma financial information has been referred to as "consolidated" with the NexStar pooling and represents the consolidation of TIC pursuant to purchase accounting. The pro forma consolidated financial statements do not present the net assets or results of operations of TIC's discontinued distribution segment. The pro forma consolidated statements of operations also do not present a nonrecurring charge to earnings of $10,084,000 relating to in-process research and development of TIC.

Note: In preparing the Pro Forma Financial Statements, financial data from the same periods as Zygo has been compiled; therefore, the Pro Forma Financial Statements cover Zygo's fiscal periods and not those of TIC and NexStar.

All amounts in the Pro Forma Financial Statements are stated in U.S. dollars unless otherwise stated. The Pro Forma Financial Statements give retrospective effect to material differences between Zygo's and TIC's and NexStar's accounting policies which have a material impact on the consolidated financial statements. The Pro Forma Financial Statements also give retrospective effect for the allocation of the TIC purchase price to the assets and intangibles of TIC. Such intangibles include patents, licenses, drawings and technology, customer lists, workforce, in-process research and development, and goodwill. The Pro Forma Financial Statements do not purport to represent what the consolidated financial position or results of operations actually would have been if the combination with TIC and NexStar had occurred at the beginning of the periods or to project the consolidated financial position or results of operations for any future date or period.

The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Zygo, TIC, and NexStar, prepared in accordance with the U.S. GAAP.

The Pro Forma Financial Statements are presented utilizing purchase accounting with respect to the Zygo/TIC consolidation and the pooling-of-interests method of accounting for the proposed NexStar acquisition. In pooling-of-interests accounting the recorded assets, liabilities, shareholders' equity, and results of operations of Zygo/TIC and NexStar become the consolidated assets, liabilities, shareholders' equity, and results of operations. The Pro Forma Financial Statements also include pro forma adjustments which are based upon available information and certain assumptions that management of Zygo believes are reasonable in the circumstances. Such pro forma adjustments reflect the effects of (1) the exchange of each NexStar Common Share outstanding for .04 shares of a Zygo share and (2) conforming NexStar's adjusted financial information to Zygo's basis of accounting.

                      PRO FORMA CONSOLIDATED BALANCE SHEETS

                            JUNE 30, 1996 - UNAUDITED
                            (IN THOUSANDS OF DOLLARS)





                                               ZYGO        TIC        Pro Forma    Pro Forma    NexStar      Pro Forma    Pro Forma
                                            Historical  Historical   Adjustments    Combined  Historical(1) Adjustments   Combined
                                            ----------  ----------   -----------   ---------  ------------- -----------   ---------
Assets:

Current assets:
Cash and cash equivalents                     $17,945    $    --      $(11,694)(A)   $ 6,251      $  504                  $ 6,755
Marketable securities                          20,035         --                      20,035          --                   20,035
Accounts and notes receivable                   9,942      3,411          (316)(B)    13,037         294      391 (M)      13,722
Inventories                                     7,034      4,380          (704)(C)    10,710          90       38 (N)      10,838
Prepaid Expenses                                  215         26                         241          18                      259
Deferred income taxes                           1,506        223           424 (D)     2,153          --                    2,153
Capitalized engineering costs                      --         --            --            --         (23)      23 (O)          --
Deferred income taxes                              --         --            --            --         252                      252
                                              -------    -------      --------       -------      ------    -----         -------
     Total current assets                      56,677      8,040       (12,290)       52,427       1,158      452          54,014
                                              -------    -------      --------       -------      ------    -----         -------
Property, plant and equipment, at cost         17,805        485            (2)(E)    18,288         197      (14)(P)      18,471
Less accumulated depreciation                  11,436        347                      11,783          40                   11,823
Net property, plant and equipment               6,369        138                       6,505         157      (14)          6,648
Other assets, net                                 738         98           449 (F)     1,285          77                    1,362
Note receivable - long term portion                --         --            --            --          51                       51
Goodwill and other intangibles                    253        101         6,458 (G)     6,812          --                    6,812
                                              -------    -------      --------       -------      ------    -----         -------
Total assets                                  $64,037    $ 8,377      $ (5,385)      $67,029      $1,443    $ 438         $68,887
                                              =======    =======      ========       =======      ======    =====         =======
Liabilities and Stockholders' Equity:
Current liabilities:
Current portion of long term debt             $    --    $   310                     $   310      $   --                      310
Accounts payable                                3,581      2,440            --         6,021         721                    6,742
Notes payable                                      --      2,100                       2,100          --                    2,100
Accrued expenses and progress payments          5,096      1,567           709 (H)     7,372         462                    7,834
Income taxes payable                            1,244         --                       1,244          --                    1,244
                                              -------    -------      --------       -------      ------    -----         -------
        Total current liabilities               9,921      6,417           709        17,047       1,183                   18,230
Long term debt, excluding current portion          --        351                         351          12                      363
Deferred income taxes                             692         --         2,599 (I)     3,291          --                    3,291
                                              -------    -------      --------       -------      ------    -----         -------
        Total liabilities                      10,613      6,768         3,308        20,689       1,195       --          21,884
                                              -------    -------      --------       -------      ------    -----         -------
Stockholders' equity:
Common stock                                      492        464          (454)(J)       502         293     (268)(Q)         527
Additional paid-in-capital                     33,829         --         2,990 (K)    36,819         358      659 (R)      37,836
Retained earnings                              19,439      1,145       (11,229)(L)     9,355        (426)      47 (S)       8,976
Net unrealized loss on marketable securities      (35)        --                         (35)         --                      (35)
                                              -------    -------      --------       -------      ------    -----         -------
                                               53,725      1,609        (8,698)       46,641         225      438          47,304
Less treasury shares, at cost                     301         --                         301          --                      301
                                              -------    -------      --------       -------      ------    -----         -------
        Total stockholders' equity             53,424      1,609        (8,693)       46,340         225      438          47,003
Total liabilities and stockholders' equity    $64,037    $ 8,377      $ (5,385)      $67,029      $1,420    $ 438         $68,887
                                              =======    =======      ========       =======      ======    =====         =======

--------------
(1) The NexStar historical information has been adjusted to account for the prior period activities in accordance with Zygo's accounting policy.

                   PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                  FOR THE YEAR ENDED JUNE 30,1996 -- UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                               ZYGO        TIC        Pro Forma    Pro Forma    NexStar       Pro Forma   Pro Forma
                                            Historical  Historical   Adjustments    Combined  Historical(1)  Adjustments  Combined
                                            ----------  ----------   -----------   ---------  -------------  -----------  ---------
Net sales                                     $53,478    $11,085                     $64,563      $3,896                   $68,459
Cost of goods sold                             28,634      5,890                      34,524       2,874        69 (W)      37,467
                                              -------    -------                     -------      ------                   -------
    Gross Profit                               24,844      5,195                      30,039       2,022                    30,992
                                              -------    -------                     -------      ------                   -------
Selling, general and administrative
  expense                                       8,305      2,811                      11,116       1,195        29 (X)      12,311
Research and development expenses               5,538        759                       6,297          --                     6,297
Amortization of goodwill                           --         --         431 (T)         431          --                       431
                                              -------    -------                     -------      ------                   -------
                                               13,843      3,570                      17,844       1,195                    19,039
                                              -------    -------                     -------      ------                   -------
    Income (loss) from operations              11,001      1,625                      12,195        (173)                   11,953

Other income/(expense)
  Interest income                                 939         --        (351)(U)         588           7                       595
  Interest expense                                 --       (286)                       (286)         --                      (286)
  Miscellaneous expense, net                     (279)        --                        (279)         --                      (279)
                                              -------    -------                     -------      ------                   -------
                                                  600       (286)                         23           7                        30
                                              -------    -------                     -------      ------                   -------
Income/(loss) before income taxes              11,661      1,339                      12,218        (166)                   11,983
Income tax provision/(benefit)                  3,730        493        (105)(V)       4,118          29       (35)(Y)       4,112
                                              -------    -------                     -------      ------                   -------
Net income/(loss)                             $ 7,931    $   846                       8,100      $ (195)                    7,871
                                              =======    =======                     =======      ======                   =======
Net income (loss) per common and
  common equivalent share                     $  1,53                                $  1.53                               $  1.42
                                              =======                                =======                               =======
Common and common equivalent share
  outstanding                                   5,189                                  5,287                                 5,537
                                              =======                                =======                               =======

--------------
(1) The NexStar historical information has been adjusted to account for the prior period activities in accordance with Zygo's accounting policy.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

                                 (IN THOUSANDS)


NOTE 1.  BASIS OF  PRESENTATION

The pro forma information presented is theoretical in nature and not necessarily indicative of the future consolidated results of operations which would have resulted had Zygo purchased TIC and NexStar on June 30, 1996, for purposes of the pro forma combined balance sheets and had Zygo purchased TIC and NexStar on July 1, 1995, for purposes of the pro forma combined income statements.

NOTE 2.

The Pro Forma Combined Statements of Income do not present the immediate nonrecurring charge of $10.1 million relating to "in-process research and development" that would be recognized in connection with the TIC purchase price allocation.

NOTE 3.

The Pro Forma Combined Statements of Income do not include transaction costs of $1.0 million associated with the NexStar transaction, which under the pooling-of-interest method of accounting was expensed when the transaction was finally consummated.

NOTE 4.  PRO FORMA ADJUSTMENTS

(A) Adjustment to reduce cash for the cash portion of the TIC acquisition consideration plus related transaction costs.

(B)  Adjustment to TIC allowance for doubtful accounts.

(C) Adjustment to reduce the value of TIC inventory to the lower of cost or market for products to be supported by Zygo.

(D) Adjustment to record a deferred tax asset generated as a result of adjustments (B) and (C).

(E) Adjustment to record the expense of all capitalized equipment with an original acquisition value of less than $1,000 to conform to Zygo's accounting policy.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

                                 (IN THOUSANDS)


(F) Adjustment to other assets which includes the purchase cost of 50 percent holding in Syncotec GmbH acquired in July 1996 by TIC in connection with the acquisition by Zygo.

(G) Adjustment to record goodwill and other intangibles resulting from the acquisition of TIC. This excludes the aforementioned $10.1 million of "in-process research and development" that would be immediately charged off to operations.

(H) Adjustment to record commissions owed and not accrued for at the time of closing balance sheet, and to record a warranty provision.

(I) Adjustment to record long term deferred tax liability as a result of intangible assets recorded in connection with the TIC acquisition.

(J) Adjustment to record the par value of shares issued less the historical value of TIC's common stock.

(K) Adjustment to record the excess over par value of shares issued in connection with the TIC acquisition.

(L) Adjustment to record a $10.1 million one-time acquisition-related charge for the write-off of in-process R&D (Not reflected in the pro forma combined income statements.) and eliminate the historical retained earnings of $1,145.

(M) Adjustment to accounts receivable for options and warrants excercised in connection with the merger of NexStar with Zygo.

(N) Adjustment to increase value of NexStar inventory, relating to a long term contract, to conform to Zygo's accounting policy.

(O) Adjustment to record the expense of capitalilized engineering costs to conform to Zygo's accounting policy.

(P) Adjustment to record the expense of all capitalized equipment with an original acquisition value of less than $1,000 to conform to Zygo's accounting policy.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

                                 (IN THOUSANDS)


(Q) Adjustment to record the par value of shares issued less the historical value of NexStar's common stock and to record the excercise of options and warrants in connection with the merger of NexStar with Zygo.

(R) Adjustment to record the excess over par value of shares issued in connection with the NexStar acquisition.

(S)  Adjustment to retained earnings for items (N), (O), and (P).

(T) Adjustment to record the amortization of goodwill (assumed to occur over a 15-year period of time).

(U) Adjustment to record interest income for cash used in the acquisition of TIC.

(V)  Adjustment to income taxes for reduced interest income.

(W)  Adjustment to expense deferred project start-up costs.

(X)  Adjustment to expense capitalized IPO costs.

(Y)  Adjustment to income taxes for expensed items (W) and (X).

                                  EXHIBIT INDEX

   NO.        DESCRIPTION
   ---        -----------
    2.        The Acquisition Agreement by and among
              Zygo Corporation, NX Acquisition Corp. and
              NexStar Automation, Inc.*

   23.        Consent of Ehrhardt Keefe
              Steiner & Hottman PC.

   99.1       Press Release issued by NexStar
              Automation, Inc. dated September 12, 1996.*

   99.2       Press Release issued by the Company
              and NexStar Automation, Inc. dated
               September 13, 1996.*

-----------
* Previously filed as part of Form 8-K dated September 12, 1996, filed on September 27, 1996.